                                                                   Exhibit 10.40

                                  Premcor Inc.
                              8182 Maryland Avenue
                                    Suite 600
                               St. Louis, MO 63105

                                                                November 6, 2002

Mr. Wilkes McClave, III
27 Jingle Lane
Bedford, NY 10506

Dear Mr. McClave:

               This Amended and Restated Letter Agreement (the "Amended Letter"), effective as of the date hereof sets forth the terms and conditions of your relationship with Premcor Inc. ("Premcor").

1.   Board Appointment.

     (a) Position. Commencing upon the effectiveness of the Written Consent of the Stockholders of Premcor Inc. dated January 30, 2002, Blackstone agreed to cause you to be appointed to, and you hereby agree to serve on, the Board of Directors of Premcor (the "Board"). You hereby agree to serve on the Board for three consecutive years commencing on such date of effectiveness, subject to any applicable nomination and voting; provided, however, that you may resign from the Board for reasons of conscience or substantial good cause.

     (b) Compensation. In addition to any director fees equal to those received by other independent directors, upon commencement of your board membership, Premcor shall grant you stock options to purchase 100,000 shares of Premcor common stock at an exercise price equal to $10 per share (the "Initial Options"). Subject to your continued service on the Board, such Initial Options will vest in equal installments on each of the first three anniversaries of the date of grant, and will become fully vested upon the occurrence of a Change in Control (as defined in Premcor's 2002 Equity Incentive Plan (the "Plan")). Other terms and conditions of the Initial Options shall be as set forth herein, in the Plan and in an option agreement between you and Premcor.

     (c) Restrictions. All shares acquired by exercise of the Initial Options and the Matching Options (as defined below) shall be subject to (x) standard lock-up restrictions as recommended by the underwriter following Premcor's Initial Public Offering (as defined below) and any subsequent sales of shares of common stock to the public.

     (d) Expenses. Premcor shall reimburse you, in accordance with its policies, for reasonable and necessary expenses incurred in traveling to Board meetings.

     (e) Indemnification. Premcor shall indemnify you as a director to the extent permitted by applicable law, other than where you are liable for negligence or due to your fraud or willful misconduct, in any event in accordance with Premcor's by-laws, and Premcor shall maintain directors and officers liability insurance.

2.   Initial Public Offering.

     (a) Purchased Shares. Premcor contemplates an initial public offering of shares of common stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Initial Public Offering") during the year 2002. At the time, if any, of such Initial Public Offering, Premcor shall offer, pursuant to Rule 701 under the Securities Act, to sell and you agree to purchase the lesser of (i) 50,000 shares of Premcor common stock or
(ii) that number of such shares (rounded down to the next whole share) that may be purchased for $1,200,000, at a price equal to the public offering price per share paid by the initial purchasers in the Initial Public Offering less the underwriting commission per share (the "Purchased Shares"). You shall purchase the Purchased Shares pursuant to a subscription agreement in substantially the form attached hereto as Exhibit I, which subscription agreement shall be a compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act.

     (b) Matching Options. For each of the Purchased Shares so purchased, you shall be granted a stock option to purchase one share of Premcor common stock at an exercise price equal to the price per share you paid for the Purchased Shares (the "Matching Options"). Subject to your continued service on the Board, such Matching Options will vest in equal installments on each of the first three anniversaries of the date of grant, and will become fully vested upon the occurrence of a Change in Control of Premcor. Other terms and conditions of the Matching Options shall be as set forth herein, in the Plan and in an option agreement between you and Premcor.

3.   Miscellaneous.

     (a) Confidentiality. You agree to hold all Premcor information confidential ("Confidential Information") and shall not at any time disclose, retain, or use such Confidential Information for your own benefit or the benefit of any other person, without the written authorization of the Board; provided that the foregoing shall not apply to the extent that information is required to be disclosed by law.

     (b) Governing Law; Jurisdiction. This Amended Letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. Any suit, action or proceeding related to this Amended Letter, or any judgment entered by any court related to this Amended Letter, may be brought only in any court of competent jurisdiction in the State of New York, and the parties hereby submit to the exclusive jurisdiction of such courts. The parties (and any affiliates of Premcor or your beneficiary or permitted transferee) irrevocably waive any objections which they may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any court of competent jurisdiction in the State of New York, and hereby irrevocably waive any claim that any such action, suit or proceeding has been brought in an inconvenient forum.

     (c) Entire Letter; Amendments. This Amended Letter contains the entire understanding of the parties with respect to the matters herein. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Amended Letter may not be altered, modified, or amended except by written instrument signed by the parties hereto.

     (d) No Waiver. The failure of a party to insist upon strict adherence to any term of this Amended Letter on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Amended Letter.

     (e) Severability. In the event that any one or more of the provisions of this Amended Letter shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Amended Letter shall not be affected thereby.

     (f) Assignment; Binding Letter. This Amended Letter shall not be assignable by you. This Amended Letter may be assigned by Premcor, with your consent, such consent not to be unreasonably withheld, to a person or entity that is a successor in interest to substantially all of the business operations of Premcor. Upon such assignment, the rights and obligations of Premcor hereunder shall become the rights and obligations of such affiliate or successor person or entity. This Amended Letter shall inure to the benefit of and be binding upon your personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

     (g) Notice. For the purpose of this Amended Letter, notices and all other communications provided for in the Amended Letter shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or five days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below Amended Letter, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

            If to Premcor, to the address provided above, attention General Counsel.

            With a copy to:
            The Blackstone Group, L.P.
            345 Park Avenue
            New York, NY 10154
            Attention: Robert L. Friedman

            If to you, to the address provided above.

     (h) Disputes. Any dispute with regard to the enforcement of this Amended Letter or any matter relating to your services to Premcor shall be exclusively resolved by a single arbitrator, selected in accordance with the Center for Public Resources ("CPR") Rules for Non-Administered Arbitration (the "CPR Rules"), at an arbitration to be conducted in New York City pursuant to the CPR Rules with the arbitrator applying the substantive law of the State of New York as provided for under Section 13(d) hereof. The CPR shall provide the parties hereto with lists for the selection of arbitrators composed entirely of arbitrators who are members of a CPR Panel of Distinguished Neutrals who have prior experience in the arbitration of disputes between employers and senior executives or consultants. In the event that the parties are unable to agree upon an arbitrator in accordance with the CPR Rules, and the lists submitted to the parties for striking the names of unacceptable arbitrators does not result in common selection, the CPR shall appoint an arbitrator with the same qualifications described herein. The determination of the arbitrator, which shall be by reasoned award, shall be final and binding on the parties hereto and judgment therein may be entered in any court of competent jurisdiction in accordance with Section 13(d). Each party shall pay its own attorneys fees and disbursements and other costs of the arbitration, which shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq.

     (i) Representation. You hereby represent to Premcor that your execution and delivery of this Amended Letter and your performance of duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any agreement or policy to which you are a party or otherwise bound.

     (j) Cooperation. At Premcor's request, you shall provide reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) that relates to events occurring during your engagement hereunder. Premcor shall provide you with a reasonable stipend and shall reimburse your for reasonable expenses incurred as a result of your cooperation with Premcor. This provision shall survive any termination of this Amended Letter.

     (k) Counterparts. This Amended Letter may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                              PREMCOR INC.

                                              __________________________________
                                              By:    Thomas D. O'Malley
                                              Title: Chairman, President and
                                                     Chief Executive Officer

Acknowledged and agreed:



__________________________
Wilkes McClave, III

Acknowledged and agreed with respect to Section 1(a) only:

                                         BLACKSTONE CAPITAL PARTNERS
                                          III MERCHANT BANKING FUND L.P.


                                         By: Blackstone Management Associates
                                         III L.L.C., its general partner


                                         By:____________________________
                                         Name:
                                         Title:


                                         BLACKSTONE OFFSHORE CAPITAL PARTNERS
                                         III L.P.


                                         By: Blackstone Management Associates
                                         III L.L.C., its general partner


                                         By:____________________________
                                         Name:
                                         Title:


                                         BLACKSTONE FAMILY INVESTMENT
                                          PARTNERSHIP III L.P.


                                         By: Blackstone Management Associates
                                         III L.L.C., its general partner


                                         By:____________________________
                                         Name
                                         Title: